Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 28, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Report to Shareholders of Forward Banking and Finance Fund, Forward Emerging Markets Fund, Forward Focus Fund (formerly known as Forward Legato Fund), Forward Growth Fund, Forward International Dividend Fund (formerly known as Forward International Equity Fund), Forward International Fixed Income Fund, Forward International Small Companies Fund, Forward Large Cap Equity Fund, Forward Long/Short Credit Analysis Fund, Forward Tactical Growth Fund, Forward Small Cap Equity Fund, Forward Global Infrastructure Fund, Forward International Real Estate Fund, Forward Real Estate Fund, Forward Select Income Fund, Forward Strategic Realty Fund, Forward Frontier MarketStrat Fund (formerly known as Accessor Frontier Markets Fund), Forward High Yield Bond Fund (formerly known as Accessor High Yield Bond Fund), Forward International Equity Fund (formerly known as Accessor International Equity Fund), Forward Investment Grade Fixed-Income Fund (formerly known as Accessor Investment Grade Fixed-Income Fund), Forward Large Cap Growth Fund (formerly known as Accessor Growth Fund), Forward Large Cap Value Fund (formerly known as Accessor Value Fund), Forward Mortgage Securities Fund (formerly known as Accessor Mortgage Securities Fund), Forward SMIDPlus Fund (formerly known as Accessor Small to Mid Cap Fund), Forward Strategic Alternatives Fund (formerly known as Accessor Strategic Alternatives fund), Forward U.S. Government Money Fund (formerly known as Accessor U.S. Government Money Fund), Forward Aggressive Growth Allocation Fund (formerly known as Accessor Aggressive Growth Allocation Fund), Forward Balanced Allocation Fund (formerly known as Accessor Balanced Allocation Fund), Forward Growth & Income Allocation Fund (formerly known as Accessor Growth & Income Allocation Fund), Forward Growth Allocation Fund (formerly known as Accessor Growth Allocation Fund), Forward Income & Growth Allocation Fund (formerly known as Accessor Income & Growth Allocation Fund), and Forward Income Allocation Fund (formerly known as Accessor Income Allocation Fund) (collectively the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Confidential Dissemination of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, CA

April 28, 2011